EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Voxware, Inc.
Lawrenceville, NJ

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-27069, No. 333-33342, No. 333-47864, No. 333-124659 and No. 333-135358) of Voxware, Inc. of our report dated September 8, 2006, relating to the consolidated financial statements, which appear in this Annual Report on Form 10-K.

/s/ BDO Seidman, LLP

Bethesda, Maryland
September 28, 2006